UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

NAVA HEALTH MD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	32-0416441
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9755 Patuxent Woods Drive Suite 100 Columbia, MD 21046
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ___-______ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock of Nava Health MD, Inc., a Maryland corporation (the “Registrant”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registrant’s registration statement on Form S-1 (Registration File No. 333-268022) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. The description of the Registrant’s securities included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized.

NAVA HEALTH MD, inc.

Date: February 14, 2023	By:	/s/ Bernaldo Dancel
		Name:	Bernaldo Dancel
		Title:	Director and Chief Executive Officer

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